UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2022

THE BOEING COMPANY
(Exact name of registrant as specified in its charter)

1-442
Commission file number

Delaware			91-0425694
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

100 N. Riverside Plaza,	Chicago,	IL	60606-1596
(Address of principal executive offices)			(Zip Code)

(312)	544-2000
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 Par Value	BA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2022, The Boeing Company (“Boeing”) announced that Leanne G. Caret, Executive Vice President, President and Chief Executive Officer, Boeing Defense, Space & Security, will retire from Boeing later this year. Effective April 1, 2022 (the “Effective Date”), Ms. Caret will serve as Executive Vice President and Senior Advisor to the Chief Executive Officer.

In connection with Ms. Caret’s retirement, Boeing’s Board of Directors (the “Board”) elected Theodore Colbert III, who currently serves as Executive Vice President, President and Chief Executive Officer of Boeing Global Services, to replace Ms. Caret as President and Chief Executive Officer, Boeing Defense, Space & Security as of the Effective Date. Related to his new role, the Board approved an annual salary of $1,000,000 and an annual incentive target of $1,000,000 for Mr. Colbert.

In addition, the Board elected Stephanie F. Pope to replace Mr. Colbert as Executive Vice President, President and Chief Executive Officer of Boeing Global Services as of the Effective Date. Ms. Pope will receive salary, bonus and equity awards, and will participate in other benefit and compensation plans, at levels consistent with her seniority and scope of responsibility.

A copy of Boeing’s press release with respect to the foregoing is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release

104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ John C. Demers
John C. Demers
Vice President, Assistant General Counsel and Corporate Secretary

Dated: March 28, 2022